Exhibit 10.1

Share Purchase Agreement

THIS AGREEMENT made as of this 13th day of November, 2018.

Executed and delivered on November 27, 2018

B E T W E E N:

james l. robinson
(the “Vendor”)

- and -

cen biotech inc.
(the “Corporation”)

RECITALS:

A.	The Vendor is the registered and beneficial owner of Seven Hundred Fourteen (714) Special Voting Shares in the capital of the Corporation (the “Subject Shares”);

B.	The Vendor desires to sell Subject Shares and the Corporation desires to purchase the Subject Shares for cancellation, upon and subject to the terms of this Agreement;

The parties agree as follows:

1.	Purchase and Sale

The Corporation shall purchase and the Vendor shall sell the Subject Shares upon and subject to the terms of this Agreement.

2.	Purchase Price

The purchase price payable for the Subject Shares will be US $0.07 in the aggregate (the “Purchase Price”).

3.	Satisfaction of Purchase Price

The Corporation will pay the Purchase Price to the Vendor on the date hereof, by cheque, cash or other immediately available funds.

4.	Delivery of Share Certificate for Cancellation of the Subject Shares

(a)	On the date hereof the Vendor shall deliver to the Corporation the share certificate representing the Subject Shares to be sold by such Vendor, duly endorsed for transfer to the Corporation.

(b)

Upon receipt of the share certificate representing the Subject Shares, the Corporation shall direct the Secretary of the Corporation to cancel the Subject Shares, and upon such direction, such shares will be deemed to be cancelled.

5.	Representations and Warranties of the Corporation

The Corporation represents and warrants to the Vendor as follows and acknowledges that the Vendor is relying on such representations and warranties in connection with the sale to the Corporation of the Subject Shares:

(a)	the Corporation is duly incorporated under the laws of Canada with an authorized capital as set forth in the Articles of Incorporation of the Corporation as amended from time to time; and

(b)	the execution and delivery of this Agreement and the purchase of the Subject Shares provided for in this Agreement has been duly authorized by all necessary corporate action of the Corporation.

The foregoing representations and warranties will not merge on the closing of the transactions contemplated in this Agreement but will continue thereafter in full force and effect for the benefit of the Vendor.

6.	Representations and Warranties of the Vendor

The Vendor represents and warrants to the Corporation as follows and acknowledges that the Corporation is relying on such representations and warranties in connection with the purchase by the Corporation of the Subject Shares:

(a)

the Vendor is the legal and beneficial owner of the Subject Shares to be sold by him with a good and valid title thereto, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances and demands whatsoever;

(b)

no person, firm or corporation has any agreement, option or any right or privilege, whether by law, pre-emptive or contractual, capable of becoming an agreement for the purchase, transfer or acquisition of any of the Subject Shares; and

(c)	the Vendor is not a non-resident of Canada within the meaning of section 116 of the Income Tax Act.

The foregoing representations and warranties will not merge on the closing of the transactions contemplated hereby but will continue thereafter in full force and effect for the benefit of the Corporation.

7.	Counterparts

This Agreement may be executed in one or more counterparts, each of which taken together shall constitute one and the same instrument.

8.	Further Assurances

The Corporation and the Vendor agree to execute such other documents and to do all such things as may be necessary or desirable to give effect to the terms of this Agreement and carry out the provisions hereof.

9.	Choice of Law

The laws of Canada applicable therein govern all matters arising under this Agreement.

10.	Enurement

This Agreement is binding upon and will enure to the benefit the parties hereto and their successors and assigns.

THE REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK -

SIGNATURE PAGE FOLLOWS

The PARties have executed this Agreement as of the date first written above.

SIGNED AND DELIVERED	)
in the presence of	)
)
____/s/ Kenneth W. E. Berry________	)	____/s/ James L. Robinson_______
Witness		James L. Robinson

CEN BIOTECH INC.

Per:	____/s/ Bill Chaaban_______
Name: Bahige (Bill) Chaaban
Date: Nov 27, 2018

Per:
Name: Title: